As filed with the Securities and Exchange Commission on May 10, 2000
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                      (including registration of shares for
                    resale by means of a Form S-3 Prospectus)
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 EUPHONIX, INC.
             (Exact name of Registrant as specified in its charter)

                 California                              77-0189481
          (State of incorporation)                    (I.R.S. Employer
                                                       Identification Number)
                               220 Portage Avenue
                           Palo Alto, California 94306
          (Address, including zip code, of principal executive offices)

                                 1999 Stock Plan
                            (Full Title of the Plan)

                                 Barry Margerum
                                 Euphonix, Inc.
                               220 Portage Avenue
                           Palo Alto, California 94306
                     (Name and address of agent for service)

                                 (650) 855-0400
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                               John V. Roos, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304



                         CALCULATION OF REGISTRATION FEE
===================================================================
                                                   Amount
         Title of Securities to                    to be
             be Registered                       Registered
========================================= =========================
 Common Stock....... $0.001 par value             750,000
========================================= =========================
=================================================================
   Proposed Maximum       Proposed Maximum
   Offering Price            Aggregate            Amount of
    Per Share(1)         Offering Price(2)     Registration Fee
====================== ====================== ===================
 $   1.025              $   3.586              $ 263.90
====================== ====================== ===================

(1) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act, and, in part, pursuant to Rule 457 (c) under the Securities Act. With respect to 541,000 shares which are subject to outstanding options to purchase Common Stock under the 1999 Stock Plan (the "Plan"), the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options and stock purchase rights to purchase stock under an employee benefit plan may be estimated by reference to the exercise price of such options and rights. The weighted average exercise price of the 541,000 subject to outstanding options and issued pursuant to the exercise of stock purchase rights under the Plan is $1.025. With respect to 124,093 shares of Common Stock available for future grant under the Plan, the estimated Proposed Maximum Aggregate Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on May 5, 2000, which average was $3.586. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457 (h) and 457(c).

                                EXPLANATORY NOTE

         This Registration Statement relates to (i) the resale of 84,907 shares of Common Stock previously issued under our 1999 Stock Plan and (ii) 750,000 shares of Common Stock to be issued in the future upon the exercise of options or the purchase of stock under our 1999 Stock Plan.

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. Certain selling stockholders are offering to sell Shares and seeking offers to buy Shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Shares.



                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file reports, proxy statements and other information with the Commission in accordance with the Securities and Exchange Act of 1934 (the "Exchange Act"). You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the Commission in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's World Wide Web site http://www/sec/gov.

         This Prospectus constitutes a part of a Registration Statement on Form S-8 (including registration of shares for resale by means of a Form S-3 Prospectus) (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by us with the Commission under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the 84,907 shares (the "Shares"), refer to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the locations set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, refer to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                                   THE COMPANY

         We develop, manufacture and support networked digital audio systems for music, film & TV post-production, broadcast, sound reinforcement and multimedia applications. Our core products today consist of high performance digital audio consoles, digital-control analog audio consoles, disk-based multi-track recorders and audio format converters. Our products are used to produce audio content for entertainment industry markets including music and CD's, film and television audio post-production, television and radio broadcast, concert and theater sound reinforcement, multimedia and the Internet. We are an industry leader in providing software-driven functionality that serves to automate and streamline the audio production process, while providing high quality audio and extended functionality relative to the current audio industry standards. Our high performance audio systems play a major role in the production of popular music, motion picture and television projects.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "The Company," "Risk Factors," and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                   PROSPECTUS



                                  84,907 Shares

                                 EUPHONIX, INC.

                                  Common Stock



         This Prospectus relates to 84,907 shares of the common stock of Euphonix, Inc., which may be offered from time to time by certain selling stockholders of the Company. We will receive no part of the proceeds from sales of the shares. The shares were acquired by the selling stockholders under our 1999 Stock Plan.

         Our common stock is listed on the Nasdaq National Market under the symbol "EUPH". Our common stock was initially sold to the public at a price of $8.00 per share on August 22, 1995.



         See "Risk Factors" on page 5 for information that should be considered by prospective investors.



         The Securities and Exchange Commission (the "Commission") and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                  The date of this  Prospectus is May 10, 2000.

                   INFORMATION REQUIRED IN FORM S-3 PROSPECTUS
                                     PART I

Item 3.    Risk Factors

         This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

                   Factors Affecting Future Operating Results

         Because we rely on sales of our base system for a significant portion of our revenues, factors materially affecting the base system will adversely affect our business and operations.

         Historically, we have derived virtually all of our revenues from sales of our digitally controlled audio mixing console system, which system is based upon our hardware platform. We believe that sales of this system, along with enhancements thereof, and the R-1 recorder and new System 5 digital console will continue to constitute a significant portion of our revenues. It is expected for the foreseeable future that a greater portion of our revenue will come from the new System 5 digital console. Accordingly, any factor adversely affecting our base system, whether technical, competitive or otherwise, could have a material adverse effect on our business and results of operations.

         We may require obtaining additional financing to fund operations.

         Our ability to fund operations through March 31, 2001 is dependent upon achievement of our operating plan. If we do not attain our operating plan we will obtain additional financing or cut expenses. We believe that additional debt or equity financing will be available from existing investors and others. However, there can be no assurance as to the terms and conditions of any such financing and no certainty that funds would be available when needed. The inability to obtain additional financing, if needed, would be likely to have a material adverse effect on us. To the extent that any future financing involves the sale of our equity securities, our then existing shareholders could be substantially diluted.

         Revenues come from a limited number of sales and are subject to changing market factors that may result in significant fluctuations in operating results.

         A limited number of our system sales typically account for a substantial percentage of our quarterly revenue because of the relatively high average sales price of such systems. Moreover, our expense levels are based in part on our expectations of future revenue. Therefore, if revenue is below expectations, our operating results are likely to be adversely affected. In addition, the timing of revenue is influenced by a number of other factors, including the timing of individual orders and shipments, industry trade shows, seasonal customer buying patterns, changes in product development and sales and marketing expenditures, custom financing arrangements, production limitations and international sales activity. Because our operating expenses are based on anticipated revenue levels and a high percentage of our expenses are relatively fixed in the short term, variations in the timing of recognition of revenue could cause significant fluctuations in operating results from quarter to quarter and may result in unanticipated quarterly earnings shortfalls or losses.

         If we do not successfully develop and improve new and existing technologies and products, we could experience a decline in sales and loss of market share.

         The markets for our systems are characterized by changing technologies and new product introductions. Our future success will depend in part upon our continued ability to enhance our base system with features including new software and hardware add-ons and to develop or acquire and introduce new products and features which meet new market demands and changing customer requirements on a timely basis. We are currently designing and developing new products, primarily in the areas of recording, editing and mixing functions of sound production as well as digital audio processing and networking systems. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete.

         If we do not gain market share in the music market as well as other target markets, we may not remain competitive.

         Historically, our primary market success has been in the music segment of the professional audio market. In order for us to grow, we believe that we must continue to gain market share in the music market segment, as well as in our other targeted market segments. There can be no assurance that we will be able to compete favorably in all market segments. Our inability to compete favorably could have a material adverse effect on our business and results of operations. The markets for our products are intensely competitive and characterized by significant price competition. We believe that our ability to compete depends on elements both within and outside our control, including the success and timing of new product development and introduction by us and our competitors, product performance and price, distribution, availability of lease or other financing alternatives, resale of used systems and customer support.

         If suppliers and manufacturers do not provide timely performance, we may not meet demand which could have an adverse effect on our business.

         Currently, we use many sole or limited source suppliers, certain of which are critical to the integrated circuits included in our base system. Major delays or terminations in supplies of such components could have a significant adverse effect on our timely shipment of our products, which in turn would adversely affect our business and results of operations. We also rely on single vendors to manufacture major subassemblies for our products. Any extended interruption in the future supply or increase in the cost of subassemblies manufactured by its primary or other third party vendors could have a material adverse effect on our business and results of operations.

         We may be unable to comply with changing product standards which would negatively impact business.

         In addition, as different electrical, radiation or other standards applicable to our products are adopted in countries, including the United States, or groups of countries in which we sell our products, our failure to modify our products, if necessary, and to comply with such standards would likely have an adverse effect on our business and results of operation.

         Misappropriation by others of our trademarks and other proprietary rights could harm our reputation, affect our competitive position and cause us to incur significant costs to defend our rights.

         We generally rely on a combination of trade secret, copyright law and trademark law, contracts and technical measures to establish and protect our proprietary rights in our products and technologies. However, we believe that such measures provide only limited protection of our proprietary information, and there is no assurance that such measures will be adequate to prevent misappropriation. In addition, significant and protracted litigation may be necessary to protect our intellectual property rights, to determine the scope of the proprietary rights of others or to defend against claims of infringement. There can be no assurance that third-party claims alleging infringement will not be asserted against us in the future. Any such claims could have a material adverse effect on our business and results of operations.

         If we lose key personnel or are unable to attract and retain additional personnel when needed, we may not be able to successfully operate our business.

         Our success depends, in part, on our ability to retain key management and technical employees and our continued ability to attract and retain highly skilled personnel. In addition, our ability to manage any growth will require us to continue to improve and expand our management, operational and financial systems and controls. If our management is unable to manage growth effectively, our business and results of operations will be adversely affected.

         There may be an adverse effect on revenues due to changes in accounting requirements of the Commission.

         The Commission staff addresses several issues in Staff Accounting Bulletin ("SAB") No. 101, including the timing for recognizing revenue derived from selling arrangements that involve contractual customer acceptance provisions and installation of the product occurs after shipment and transfer of title. Our existing revenue recognition policy is to recognize revenue at the time the customer takes title to the product, generally at the time of shipment, because we have routinely met our installation obligations and obtained customer acceptance. Applying the requirements of SAB No. 101 to our present selling arrangements for the sale of equipment may require a change in our accounting policy for revenue recognition and the deferral of the recognition of revenue from such equipment sales until installation is complete and accepted by the customer. The effect of such a change, if any, must be recognized as a cumulative effect of a change in accounting no later than our second quarter of our fiscal year ending on December 31, 2000. At the current time it is not possible to determine the effect this change will have on our results of operations.

         There may be significant fluctuations in operating results and our Common Stock may be materially adversely affected by these and other risk factors.

         As a result of these and other factors, we have experienced significant quarterly fluctuations in operating results and anticipate that these fluctuations will continue in future periods. There can be no assurance that we will be successful in maintaining or improving our profitability or avoiding losses in any future period. Further, it is likely that in some future period our net revenues or operating results will be below the expectations of public market securities analysts and investors. In such event, the price of our Common Stock would likely be materially adversely affected.

Item 4.    Use of Proceeds

         We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See "Selling Stockholders" and "Plan of Distribution" described below.

Item 7.    Selling Stockholders

         Barry L. Margerum is our Chief Executive Officer, President and a director and he owns 26,181 shares of Common Stock. Paul L. Hammel is our Senior Vice President of Operations, and he owns 28,667 shares of Common Stock. Scott
W. Silfvast is our Chief Product Officer and director and he owns 13,090 shares of Common Stock. Thomas C. Fristoe, until July 1999, was our Vice President of World Wide Sales and Marketing Communications and he owns 16,969 shares of Common Stock. The Selling Stockholders do not beneficially own, individually or in the aggregate, more than 1% of our outstanding Common Stock prior to this offering. The following table shows the names of the Selling Stockholders and the number of Shares able to be sold by them pursuant to this Prospectus:


                                                            No. of Shares to be
                               Name                            Registered
         ______________________________________________     ________________
         Barry L. Margerum                                       26,181
         ----------------------------------------------
         Paul L. Hammel                                          28,667
         ----------------------------------------------
         Scott W. Silvfast                                       13,090
         ----------------------------------------------
         Thomas C. Fristoe                                       16,969
         ----------------------------------------------       -----------

                                               TOTAL             84,907
                                                              -----------
                                                              -----------


Item 8.    Plan of Distribution

         The Selling Stockholders may sell all or a portion of the shares from time to time on the Nasdaq National Market for their own accounts at prices prevailing in the public market at the times of such sales. The Selling Stockholders may also make private sales directly or through one or more brokers. These brokers may act as agents or as principals. The Selling Stockholders will pay all sales commissions and similar expenses related to the sale of the shares. We will pay all expenses related to the registration of the shares.

         The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be considered "an underwriter" under the Securities Act. As a result, commissions received by a broker may be treated as underwriting commissions under the Securities Act. Any broker-dealer participating as an agent in that kind of transaction may receive commissions from the selling stockholders and from any purchaser of shares.

         Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents also may be entitled to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

         Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus. There can be no assurance that the Selling Stockholders will sell any or all of the Shares of Common Stock offered hereunder.

Item 10. Interests of Named Experts and Legal Matters.

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

         The validity of the Shares of Common Stock offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, our counsel.

Item 12.     Information Incorporated by Reference

         The  following   documents   filed  with  the   Commission  are  hereby
incorporated  by reference in this  Prospectus:

         (1) Our latest annual report on Form 10-K for the fiscal year ended December 31, 1999, pursuant to Section 13 of the Exchange Act.

         (2) Our latest quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2000, pursuant to Section 13 of the Exchange Act.

         (3) The description of our Common Stock to be offered hereby is contained in our Registration Statement on Form 8-A filed with the Commission on July 24, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

             INFORMATION REQUIRED IN FORM S-8 REGISTRATION STATEMENT
                                     PART II



Item 3.    Incorporation of Documents by Reference.

         The following documents and information previously filed with the Commission by us are hereby incorporated by reference in this Registration
Statement:

        (1) Our latest annual report on Form 10-K for the fiscal year ended December 31, 1999, pursuant to Section 13 of the Exchange Act.

        (2) Out latest quarterly report on Form 10-Q for the fiscal year ended March 31, 2000, pursuant to Section 13 of the Exchange Act.

        (3) The description of our Common Stock to be offered hereby is contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 24, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 6.    Indemnification of Directors and Officers.

         We have adopted provisions in our Amended and Restated Articles of Incorporation which (i) eliminate the personal liability of our directors to us and our shareholders for monetary damages arising from a breach of their fiduciary duties in certain circumstances; and (ii) authorize us to indemnify our directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission. In addition, our bylaws provide that we shall indemnity our directors and officers to the fullest extent permitted by California law. We have entered into separate indemnification agreements with each of our officers and directors that contain provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms.

Item 7.    Exemption from Registration Claimed.

           The 84,907 shares of Common Stock to be resold by Selling Stockholders pursuant to the Prospectus prepared in accordance with Form S-3 were issued by us to the Selling Shareholders pursuant to an exemption from registration under the Securities Act by virtue of Section 4(2) thereof. The Selling Shareholders represented the Selling Shareholders intentions to acquire the securities for investment only and not with a view to distribution thereof.

The Selling Shareholders had access, by means of their relationship with us, to sufficient information to make an informed decision.

Item 8.  Exhibits.

         Exhibit
         Number                             Description
-------------------------- ----------------------------------------------------
         4.1(1)            1999 Stock Plan
         4.2(1)            Form of Stock Option Agreement
         4.3(1)            Form of Notice of Grant of Stock Purchase Right
           4.4             Form of Common Stock Equivalent Agreement
           5.1             Opinion  of Wilson  Sonsini  Goodrich & Rosati, P.C.,
                           as to  legality  of  securities  being registered
          23.1             Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.
          23.2             Consent of Ernst & Young LLP, Independent Auditors.
          23.3             Consent of Counsel (contained in Exhibit 5.1)
          24.1             Power of Attorney (see Page 14)

(1) These documents are incorporated by reference in our Form 10-K for the fiscal year ended December 31, 1999, pursuant to Section 13 of the Exchange Act filed with the Commission.

Item 9.    Undertakings.

     (a)      We hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such informa-tion in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnifica-tion is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on May 10, 2000.

                                 EUPHONIX, INC.


                                 By: /s/BARRY L. MARGERUM
                                    _________________________________
                                    Barry Margerum, President and Chief
                                    Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Margerum and Deiter Meier, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                  TITLE                        DATE

/s/BARRY L. MARGERUM            Chief Executive Officer,          May 10, 2000
---------------------------     President and Director
Barry L. Margerum               (principal executive officer
                                 and principal financial and
                                 accounting officer)

/s/ DIETER MEIER                Chairman of the Board             May 10, 2000
---------------------------
Dieter Meier

/s/ PAUL L. HAMMEL              Senior Vice President of          May 10, 2000
---------------------------     Operations
Paul L. Hammel

/s/ HARRIET N. DIETZ            Controller (Principal Accounting  May 10, 2000
---------------------------     Officer)
Harriet N. Dietz

/s/ ROBERT F. KUHLING, JR       Director                          May 10, 2000
---------------------------
Robert F. Kuhling, Jr.




                                       14

           SIGNATURE                   TITLE                         DATE

/s/ JAMES DOBBIE                Director                          May 10, 2000
---------------------------
James Dobbie

/s/ STEPHEN JACKSON             Director                          May 10, 2000
---------------------------
Stephen Jackson


/s/ SCOTT W. SILFVAST           Chief Product Officer and         May 10, 2000
---------------------------     Director
Scott W. Silfvast



                                                                   Exhibit 4.4

                                 EUPHONIX, INC.

                                 1999 STOCK PLAN

                        COMMON STOCK EQUIVALENT AGREEMENT



         This Common Stock Equivalent Agreement (the "Agreement") is made this ___ day of _______, ____, by and between Euphonix, Inc. (the "Company") and
_________________________________  (the  "Recipient").  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

         NOW, THEREFORE, the parties agree as follows:

         1. Award. Pursuant to this Agreement and Section 12(a) of the Plan, The Company hereby credits a bookkeeping account in the Recipient's name (the "Account") with ______________ Common Stock Equivalents. Each such Common Stock Equivalent is an unfunded and unsecured promise to the Recipient, giving him or her the right to receive in the future a share of the Company's Common Stock.

         2. Vesting. _____________of the Common Stock Equivalents subject to this Agreement shall vest on ___________________, subject to Recipient's continuing to be a Service Provider on such dates.

         3. Conversion. On __________, _____, the Company shall deliver to the Recipient (or to his or her designated beneficiary, executor or administrator, in the event of his or her death) a number of Shares equal to (and rounded down
to) the whole number of Common Stock Equivalents vested pursuant to Section 2 above and credited to the Account.

         4.  Designation of  Beneficiary;   Nontransferability.

            (a) Designation of Beneficiary. The Recipient shall have the right by will to designate one or more beneficiaries to receive any Shares deliverable pursuant to Section 2 above. If no beneficiary shall be designated or, having been designated, shall not be living at the time delivery of the Shares is to be made, the balance of the Shares shall be delivered to the Recipient's executor or administrator and shall constitute part of the Recipient's estate. If the Company determines that a person to whom Shares are to be delivered is a minor or is mentally or physically incapable of receiving or caring for the Shares that would otherwise be delivered to such person, the Shares may be applied for the benefit of the person (with or without the intervention of a guardian or committee) or, in the case of a minor, may be delivered to a custodian for the minor under the California Uniform Transfer to Minors Act, to the parents or a parent of the minor, to a legal guardian of the minor, or any other person who may have the estate or custody of the minor's person. Any such delivery shall be a complete discharge of the liabilities of the Company under this Agreement.

          (b) Nontransferability. Except as provided in subsection (a), the rights of the Recipient under this Agreement are personal to him or her and no right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge or encumbrance by the Recipient or anyone on his or her behalf and shall not be liable for the debts, contracts, liabilities, engagements or torts of the Recipient. Neither this Agreement nor the establishment of the Account shall create or be construed to create a trust or asset segregation of any kind for the benefit of the Recipient to create any form of fiduciary relationship between the Company and the
Recipient,   his  named  beneficiary  or  executor  or  administrator,   as  the
relationship  created by this Agreement is that of a general creditor.

        5. Title and Beneficial Ownership. Title to and beneficial ownership of all assets in the Account shall at all times remain with the Company, and neither the Recipient nor his named beneficiary or executor or administrator shall have any property interest whatsoever in any specific assets of the Company.

        6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. This Agreement shall in all respects be subject to the terms, definitions and provisions of the Plan. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Recipient with respect to the subject matter hereof, and may not be modified expect by means of a writing signed by the Company and the Recipient. This Agreement shall be governed by California law, except for that body of law pertaining to conflicts of laws.

         THE RECIPIENT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT NOR THE PLAN SHALL CONFER UPON THE RECIPIENT ANY RIGHT WITH RESPECT TO CONTINUATION OF HIS OR HER EMPLOYMENT.

         By your signature and the signature of the Company's representative below, you and the Company agree that this grant of Common Stock Equivalents is granted under and governed by the terms and conditions of the Plan and this Common Stock Equivalent Agreement. Recipient has reviewed the Plan and this Common Stock Equivalent Agreement in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Common Stock Equivalent Agreement and fully understands all provisions of the Plan and this Common Stock Equivalent Agreement. Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Common Stock Equivalent Agreement.



RECIPIENT                                      EUPHONIX, INC.



_______________________________________        By:______________________________

Date:__________________________________        Its:_____________________________

                                                                    EXHIBIT 5.1




                                  May 10, 2000




Euphonix, Inc.
220 Portage Avenue
Palo Alto, CA  94306

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about May 10, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 750,000 shares of your Common Stock (the "Future Issuance Shares") reserved for issuance pursuant to your 1999 Stock Plan (the "Plan") and an aggregate of 84,907 shares registered on behalf of certain selling stockholders listed in the Registration Statement (the "Selling Stockholder Shares"). As your legal counsel, we have review the actions proposed to be taken by you in connection with the issuance and sale of the Future Issuance Shares and the Selling Stockholder Shares.

         It is our opinion that the Future Issuance Shares, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof and any amendments thereto.

                                   Sincerely,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/ Wilson Sonsini Goodrich & Rosati

                                                                   EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We  hereby  consent  to  the  incorporation   by  reference  in  this
Registration Statement on Form S-8 of our report dated March 1, 2000 relating to the financial statements, which appear in Euphonix Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Item 10. - Interests of Named Experts and Legal Matters" in such Registration Statement.

         /s/ PricewaterhouseCoopers LLP



         San Jose, California
         May 10, 2000



                                                                  EXHIBIT 23.2




                             CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Item 10. . Interests of Named Experts and Legal Matters " in the Registration Statement (Form S-8) pertaining to the 1999 Stock Plan of Euphonix, Inc. and to the incorporation by reference therein of our report dated March 4, 1999, with respect to the consolidated financial statements of Euphonix, Inc. for the two years ended December 31, 1998 included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

         \s\ Ernst & Young, LLP



         San Jose, California
         May 10, 2000